Exhibit 10.1(a)

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
ACTUANT CORPORATION 2009 OMNIBUS INCENTIVE PLAN
(Director Grant)

GRANTEE:                    {First Name} {Last Name}

GRANTEE'S ADDRESS:                    «Address_Line_1»
«City» «State» «ZIP_Code»
«Country»

NUMBER OF SHARES OPTIONED:        «shares»

BASE PRICE PER SHARE:            «base price»

DATE OF GRANT:	«grant date»

EXPIRATION DATE:	the earlier of (i) 10 years from the date of grant at 5:00 o'clock p.m., Milwaukee Business Time, or (ii) the date provided under Section 4.

This Stock Option Agreement (the “Agreement”) between Actuant Corporation (the “Company”) and the above named Grantee is effective as of the Grant Date indicated above. The Company and the Grantee hereby agree as follows:

1.    Option. The Company hereby grants to the Grantee, effective as of the Grant Date, an option to purchase all or any part of the number of shares of Common Stock above stated at the base price per share above stated (which price is not less than the Fair Market Value of a share of Common Stock on the date of grant) upon the following terms and conditions.

2.    Plan. This Option is granted under and subject to the terms of the Actuant Corporation 2009 Omnibus Incentive Plan (herein called the “Plan”). In the event of any conflict between any provisions of this Option and the provisions of the Plan, the provisions of the Plan shall control. Terms defined in the Plan where used herein shall have the meanings as so defined. Grantee hereby acknowledges receipt of a copy of the Plan.

3.       Vesting of Option.  Subject to the Grantee’s continued service as a member of the Board of Directors of the Company (a “Director”) and except as otherwise provided herein or in the Plan, this Option shall vest and become exercisable only prior to the expiration date hereof, and only as set forth in the following table:

Months from Date Option is Granted	Percentage of Shares Optioned Which is Vested and Exercisable
After 11 Months	100%

Notwithstanding the foregoing, in the event that Grantee's continued service as a Director shall cease because of Grantee’s death, this Option shall become vested and exercisable by Grantee’s estate.

4.    Expiration Date. If this Option is not earlier exercised or terminated, all rights to exercise this Option shall expire on the date which is ten years after the date on which this Option was granted.

5.    Manner of Exercise and Tax Withholding. Prior to exercise, the Grantee must notify either the CFO or the Corporate Secretary to ensure the trade will be executed in an open trading window. This Option shall then be exercised by delivering to the Company’s Stock Plan Administrator a written or electronic notice of the number of shares with respect to which the Option is being exercised and by paying the Company in full, the exercise price of the shares being acquired at the time and any required withholding taxes. The Grantee may elect to pay the exercise price for the Option in cash, by check, broker assisted cashless exercise, by delivering shares of Common Stock which are not shares of Restricted Stock at the time of delivery and which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least 6 months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. If withholding is required, in satisfaction of any withholding obligations under federal, state or local tax laws, the Company may (i) require the Grantee to pay to the Company in cash the entire amount or any portion of any taxes which the Company is required to withhold, or (ii) require the Grantee to authorize any properly authorized third party to sell the number of shares of Common Stock otherwise issuable to the Grantee having a Fair Market Value equal to the sums required to be withheld, along with any related expenses, and to remit the net proceeds thereof to the Company for payment of the taxes which the Company is required to withhold with respect to the options exercised. For purposes of administrative ease, the number of shares of Common Stock sold may be rounded up or down to the nearest whole share. The Grantee shall be responsible for any taxes relating to this Option and the surrender thereof not satisfied by the Company’s satisfaction of its withholding obligations. Unless otherwise determined by the Company, the Grantee shall be entitled to elect, in accordance with procedures determined by the Company, the method of satisfying his or her withholding obligations as described in either (i) or (ii) above, and, in the event no such election is properly made, the Company shall require the shares to be sold using the method described in (ii) above.

6.    No Rights in Shares Until Certificates Issued. Neither the Grantee nor his heirs nor his personal representative shall have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein granted, unless and until certificates representing such shares shall have been issued upon the exercise of this Option.

7.    Transferability of Option. This Option may not be transferred except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and may be exercised during Grantee's lifetime only by him or by his guardian or legal representative; provided, however that the Grantee may transfer the Option, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members by completing a Transfer of Stock Option form and filing it with the Committee.

8.    Prohibition Against Pledge, Attachment, etc. Except as otherwise herein provided, this Option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by Grantee in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

9.    Termination of Service as a Director. Upon termination of service as a director of the Company for any reason other than death, after Grantee shall have continuously so served for eleven months after the date of grant of this Option, Grantee may, at any time within two (2) years after the date of such termination, but in no event later than the date of expiration of this Option, exercise this Option to the extent he was entitled to do so on the date of such termination. Any portion of this Option not so exercised shall terminate.

10.    Death of Grantee. If Grantee dies while serving as a director of the Company, or within two (2) years after termination of such service, the personal representative of Grantee's estate or the person or persons to whom this Option is transferred by will or the laws of descent and distribution may exercise this Option to the extent Grantee was entitled to do so on the date of death by the earlier of two years from the date of retirement or two years from the date of death, but not later than the date of expiration provided in paragraph 4. Any portion of this Option not so exercised shall terminate.

11.    No Promise of Continued Service as a Director. Nothing in this Agreement shall confer upon Grantee any right to continue as a director of the Company or affect the right of the Company to terminate Grantee's service to the Company at any time.

12.    Changes in Common Stock. In the event of a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination or exchange of shares, rights offering or any other change affecting the Common Stock, the Committee shall make appropriate changes in the number, exercise price and kind of shares covered by this Option, to prevent substantial dilution or enlargement of the rights granted to or available for Grantee under this Agreement.

13.    Change in Control. The Committee may, in its complete discretion, determine the treatment of this option if a Change in Control (as defined in the Plan) of the Company occurs. Any change in the vesting of an option pursuant to such determination will be made in accordance with the general payment and timing provisions in Paragraph 5.

14.    Notices. Any notice to be given to the Company under the terms of this agreement shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee may be addressed to him at his address as it appears on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in the United States mail or sent via electronic means (fax or e-mail).

15.    Wisconsin Contract. This option has been granted in Wisconsin and shall be construed under the laws of that state.

Accepted as of the Date of Grant in accordance with, and subject to, the above terms and conditions of this Agreement and of the Plan document, a copy of which has been received by me.

______________________________
{First Name} {Last Name}

DM_US 46748545-2.065322.0010